UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2014

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)
MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 1
Item 9.01 Financial Statements and Exhibits	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2014, The First Bancorp, Inc. (the “Company”) announced that Daniel R. Daigneault, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, The First, N.A. (the “Bank”), has informed the Board of Directors of his intent to retire in early 2015. The Company also announced that the Board of Directors has named Tony C. McKim, currently Executive Vice President & Chief Operating Officer, as President & Chief Operating Officer of the Bank, effective June 1, 2014. Mr. McKim will eventually succeed Mr. Daigneault as Chief Executive Officer of the Company and the Bank.

Mr. McKim (47) joined the Company as Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Company and the Bank upon completion of the merger of FNB Bankshares (“FNB”) and its subsidiary into the Company and the Bank on January 14, 2005. Prior to the merger, Mr. McKim was President and Chief Executive Officer of FNB and its subsidiary. A graduate of the University of Maine in Orono, Mr. McKim is involved in several Hancock County associations, including Harbor House, The Maine Seacoast Mission, as well as Acadian Youth Sports. Mr. McKim and his family will relocate closer to the Company’s headquarters in Lincoln County at a future date to be determined.

The Company and Mr. Daigneault are currently discussing Mr. Daigneault’s transitional and post-retirement roles, as well as his continuing on as a Director of the Company and the Bank. A more detailed transition plan and schedule will be announced in the coming months as Mr. Daigneault’s specific retirement date as Chief Executive Officer is determined.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
The following Exhibits are being furnished herewith:

99.1 Registrant's Press Release dated May 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD

F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: May 20, 2014

Exhibit Index

Exhibit Number    Description of Exhibit

99.1        Registrant's Press Release dated May 20, 2014.